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NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
(and the Associated Preferred Share Purchase Rights)
of
Information Resources, Inc.
Pursuant to the Offer to Purchase
dated September 8, 2003
of
Gingko Acquisition Corp.,
a wholly owned subsidiary of
Gingko Corporation,
a company formed by
Symphony Technology II-A, L.P.,
Symphony Technology II GP, LLC,
Romesh Wadhwani
and affiliates of
Tennenbaum & Co., LLC
and by
Information Resources, Inc. Litigation
Contingent Payment Rights Trust

        A stockholder of Information Resources, Inc. common stock should only use the attached form, or a substantially equivalent form, to accept Gingko Acquisition Corp.'s offer to purchase all of the shares of common stock, par value $0.01 per share, and the associated preferred share purchase rights of Information Resources, Inc. if the stockholder cannot deliver certificates for shares and all other required documents to the Depositary or cannot complete the procedure for book-entry transfer by the expiration of the offer. The offer is scheduled to expire at 12:00 Midnight, New York City time, on October 10, 2003. Stockholders who deliver certificates for shares and all other required documents or complete the procedure for book-entry transfer pursuant to the terms and by the expiration of the offer should not use this form. The form may be delivered by hand, facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:
LASALLE BANK NATIONAL ASSOCIATION

By Mail:	By Overnight Courier:	By Hand in New York:
LaSalle Bank National Association Shareholder Services, Room 1811 135 South LaSalle Street Chicago, IL 60603	LaSalle Bank National Association Shareholder Services, Room 1811 135 South LaSalle Street Chicago, IL 60603	The Bank of New York Ground Level — Corporate Trust Window 101 Barclay Street New York, NY 10286
By Facsimile: (For Eligible Institutions Only) (312) 904-2236
Confirm Facsimile by Telephone: (By Telephone Only) (312) 904-2458

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        Stockholders should not use this Notice of Guaranteed Delivery to guarantee signatures. If the instructions to a Letter of Transmittal require that a signature be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐
CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Gingko Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Gingko Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 8, 2003 and the related Letter of Transmittal, receipt of which is hereby acknowledged, ___________ shares of common stock, par value $0.01 per share, and the associated preferred share purchase rights of Information Resources, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of shares complies with Rule 14e-4 and (iii) that delivery to the Depositary of the shares tendered hereby will be made within three NASDAQ National Market trading days of the date hereof, by (A) delivering to the Depositary certificates for the shares to be tendered or completing the procedure for book-entry transfer, and (B) delivering to the Depositary a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) with any required signature guarantee (unless, in connection with a book-entry transfer, the confirmation of book-entry transfer received by the Depositary includes an Agent's Message (as defined in Section 3 of the Offer to Purchase)) and any other required documents.

        (Name of Firm)

        (Address)

        (Zip Code)

        (Authorized Signature)

        (Name)

        (Area Code and Telephone Number)

Dated:                         , 20    .

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GUARANTEE (Not to be used for signature guarantee)